LIST OF SUBSIDIARIES

All subsidiaries are controlled from the KinderCare Learning Centers, Inc. corporate office located at:

        650 NE Holladay Street, Suite 1400
        Portland, OR 97232
        (503) 872-1300 (general number)
        (503) 872-1391 (Legal department facsimile)

For more information contact:

        Eva M. Kripalani, Sr. Vice President and General Counsel (503-872-1325) or
        Amanda Vincenti, Manager, Corporate Legal Services (503-872-1344)


                                                      Jurisdiction of
Name                                                  Incorporation
----                                                  ---------------
KinderCare Real Estate LLC                            Delaware
KC Development LLC                                    Delaware
KC Distance Learning, Inc.                            Delaware
Mulberry Child Care Centers, Inc.                     Delaware
KC Propco, LLC                                        Delaware
KC Opco, LLC                                          Delaware
Mini-Skools Limited                                   Alberta, Canada
Mini-Skools, Inc. (subsidiary of Mini-Skools Ltd.)    Delaware